Exhibit 10.75
                                  OFFICE LEASE

                           NationsBank of Texas, Suite
                        NationsBank Tower, Midland, Texas

         This Lease, made as of the 30th day of September by and between the Lessor and the Lessee named below.

                          ARTICLE 1 - BASIC LEASE TERMS

         For the purposes of this Lease, the following terms shall have the meanings set forth below:

     1.1  Lessor. MWSI, Ltd., a Texas Limited Partnership

     1.2  Lessee. NationsBank of Texas, N.A., a national banking association

     1.3 Building. The Building (including the Leased Premises) known as NationsBank Tower, 303 West Wall, Midland, Texas, located on the tract of land (the "Land") described on Exhibit "A" hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time. The Building and the Land are collectively referred to herein as the "Property".

     1.4 Leased Premises. Approximately 53,232 square feet of Net Rentable Area in the Building as more fully diagrammed on the floor plans of such premises attached hereto and made a part hereof as Exhibit "B", on the floor(s) indicated thereon, together with a common area percentage factor determined by Lessor. Said demised space represents approximately 16.17% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 329,178 square feet. Lessor and Lessee agree that, upon completion of construction of the tenant improvements which are necessary for Lessee's occupancy of the Leased Premises as provided in Exhibit "D", if necessary, an adjustment shall be made to reflect the true and exact Net Rentable Area of the Leased Premises; an amendment setting forth such adjustment shall be executed within thirty (30) days after the Commencement Date and, once such amendment is executed, there shall be no further adjustment in the Net Rentable Area.

     1.5 Lease Term. Ten (10) years and 0 months, beginning on the Commencement Date.

     1.6 Commencement Date. Lessee is presently occupying the Leased Premises and additional space in the Building pursuant to the leases more particularly described in Article 14.2 hereinbelow (collectively the "Old Lease"). Lessor has agreed to permit Lessee to vacate that portion of the space in the Building that Lessee is presently occupying and that is not included within the Leased Premises and to consolidate Lessee's operations into the Leased Premises. Accordingly, the Commencement Date of this Lease shall be the earlier of (i) the date on which Lessee has vacated that portion of the space in the Building which Lessee will no longer be occupying and which is not included within the Leased Premises (the "Unoccupied Space") and has completed the consolidation of Lessee's operations into the Leased Premises or (ii) January 15, 1993 (the amount set out in Exhibit "C", which Exhibit is executed by Lessor and Lessee contemporaneously herewith and incorporated herein by reference for all purposes.

     1.8 Security Deposit. Security deposit is $ N/A .

     1.9 Addresses.

Lessor's Address: MWSI, Ltd.
                                    P.O. Box 11227
                                    Midland, Texas 79702

Lessee's Addresses:                 NationsBank of Texas, N.A.
                                    1401 Elm Street, 17th Floor
                                    Dallas, Texas 75201
                                    Attn:  Vice President of Acquisitions,
                                    Dispositions, Leasing, Corporate
                                    Real Estate Services

                                    NationsBank of Texas, N.A.
                                    303 West Wall
                                    Midland, Texas 79701

Manager's Address:                  Haley Properties, Inc.
                                    P. O. Box 11227
                                    Midland, Texas 79702

Lessor, Lessee and Manager, by written notice to the others, may change from time to time the foregoing addresses, and Lessor, by written notice to Lessee, may notify Lessee from time to time of the appointment of a new Manager and such new Manager's address.

     1.10 Permitted Use. The Leased Premises are to be used and occupied by Lessee solely for the purposes of banking, related banking functions, and general office space and for no other purpose without Lessor's express written consent.

     1.11 Common Areas. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, designated elevators, public corridors, stairwells, lobbies, restrooms, and all other areas situated on or in the Property which are designated by Lessor from time to time for use by all tenants of the Property in common.

     1.12 Guarantor. The guarantor of Lessee's obligations under this Lease pursuant to a Guaranty of Lease, if any, executed for the benefit of Lessor. Said Guarantor is, as of the date of execution hereof: N/A

     1.13 Operating Expense Base. Throughout the term of this Lease, the operating Expense Base shall be Lessor's Operating Expenses (as defined in
Article 2.4 hereinbelow) for the Building during calendar year 1993; provided, however, that if, during calendar year 1993 or any portion thereof, the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, then the Operating Expenses for calendar year 1993 shall be determined as if the Building had been occupied to the extent of ninety-five percent (95%) of the rentable area thereof throughout such calendar year.

     1.14 Parking. Throughout the term of this Lease, Lessor agrees to provide Lessee with not less than twenty-five (25) covered spaces in the Basement Garage at no additional cost. These spaces shall be substantially the same spaces that are presently being made available to Lessee under the terms and conditions of the Old Lease and shall be designated "Bank Customer Parking."


                 ARTICLE 2 - GRANTING CLAUSE AND RENT PROVISIONS

     2.1 Grant of Premises. In consideration of the obligation of Lessee to pay the rent and other charges as provided in this Lease, and in consideration of the other terms and provisions of this Lease, Lessor hereby leases the Leased Premises to Lessee during the Lease Term, subject to the terms and provisions of this Lease.

     2.2 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.7 of this Lease, which amount shall be payable to Lessor at the address shown in Section 1.9 above or at such address that Lessor in writing shall notify Lessee. The first (1st) installment of rent shall be due and payable on the Commencement Date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Unless otherwise specified, Lessee shall pay, as additional rent, all other sums due under this Lease at the same time and in the same manner as the base rent due hereunder. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installment of rents herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated rent and/or additional rent; nor shall any endorsement of payment on any check or any letter accompanying any check or payment as rent be deemed an accord or satisfaction and Lessor may accept such check for payment without prejudice to Lessor's right to recover the balance of such rent and/or additional rent or to pursue any other remedy provided in this Lease and/or under applicable law.

     2.3 Operating Expenses. If Lessor's Operating Expenses for the Building divided by the net rentable area in the Building, which is hereby stipulated to be 329,178 square feet ("Lessor's Operating Expenses per square foot"), in any calendar year during the term of this Lease exceed the operating Expense Base, Lessee agrees to pay as additional monthly rent Lessee's share of such excess Operating Expenses. The term "Lessee's share of such excess Operating Expenses" means (a) the amount by which Lessor's Operating Expenses per square foot exceed the Operating Expense Base, multiplied by (b) the number of net rentable square feet in the building comprising the Leased Premises, which is hereby stipulated to be 53,232 square feet. Lessor may invoice Lessee monthly for Lessee's share of the estimated excess operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated excess operating expenses. Within one-hundred twenty (120) days following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. Failure of Lessor to give Lessee said notice within said time period shall not be a waiver of Lessor's right to collect said additional rent. If the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of the additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. If the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Lessor, within one (1) year following the termination date, shall have the option to invoice Lessee for Lessee's share of the excess operating expenses for the year of termination. If this Lease shall commence or terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such commencement or termination shall occur shall be prorated on the ratio that the number of days from the commencement date to the end of the calendar year or from the commencement of the calendar year to and including the termination date, as applicable, bears to 365. Lessee shall have the right at its own expense and within a reasonable time, to audit during Lessor's regular business hours Lessor's books relevant to the additional rent payable under this Section. In addition, if Lessee's audit reveals an overcharge of more than five percent (5%) of Lessee's share of the excess Operating Expenses, then Lessor shall on demand pay the reasonable costs of the audit. Notwithstanding anything to the contrary contained in this Lease, if the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, during any calendar year, Lessee's additional rent under this Section and the operating expenses shall be determined as if the Building had been occupied to the extent of ninety-five percent (95%) of the rentable area during such year. Lessee agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due.

     2.4 Definition of Operating Expenses. The term "Operating Expenses" includes all expenses incurred by Lessor with respect to the ownership, maintenance, servicing, repairing and operation of the Building, as reasonably determined by Lessor including, without limitation, the following:

                  (i) Wages, salaries, fees, and all related expenses and benefits, of all employees, including a manager, engaged in the operation, maintenance and security of the Building. All taxes, insurance, and benefits for such employees are also included. In the event that any employees engaged in the operation, maintenance and security of the Building are also engaged in the operation, maintenance or security of other buildings owned or operated by Lessor, then the wages, salaries, fees, and related expenses and benefits of such employees shall be prorated on a reasonable basis.

                  (ii) Cost of all supplies and materials and equipment rented or used in the operation, maintenance and security of the Building.

                  (iii) Cost of all utilities for the Building, including, but not limited to, the cost of water, power, heating, lighting, air conditioning, and ventilating.

                  (iv) Management fees and costs, not to exceed in any calendar year three percent (3%) of the rental income generated by the Building in such calendar year, and the cost of all maintenance, janitorial, and service agreements for the Building and the equipment therein, including, but not limited to, alarm service, parking facilities, window cleaning, elevator maintenance, security service, landscaping, fire protection, and janitorial service.

                  (v) Cost of all insurance relating to the Building, including, but not limited to, the cost of fire and extended coverage insurance, rental loss or abatement insurance, casualty and liability insurance applicable to the Building and Lessor's personal property used in connection therewith.

                  (vi) All taxes, assessments, and other governmental charges, whether federal, state, county, or municipal (other than taxes on Lessor's net income and Lessor's franchise taxes), and whether they be by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation.

                  (vii) Cost of repairs and general maintenance of the Building (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to tenants of the Building other than Lessee).

                  (viii) Costs, including interest, amortized over a reasonable period, of installation of any device or other equipment which improves the operating efficiency of any system applicable to the Leased Premises or the Property and thereby reduces operating expenses but only to the extent in any year of the savings actually being realized in such year as a result of such installation.

         The term "Operating Expenses" shall exclude the following items:

         (a) repairs or other work occasioned by fire, windstorm or other casualty, the costs of which are reimbursed to Lessor by insurers or by governmental authorities in eminent domain or by others;

         (b) leasing commissions, broker fees, legal fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants of the Building and all other legal fees, whether or not in connection with the foregoing;

         (c) costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other inducements;

         (d) costs of correcting defects in the construction of the Building (including latent defects in the Building) or in the equipment, except that for the purposes of this subparagraph conditions (not occasioned by construction defects) resulting from general maintenance and repair (including painting of common or in the Building common areas, replacement of carpet in elevator lobbies and the like, even though capital for accounting purposes) and ordinary wear and tear shall not be deemed defects;

         (e) Lessor's costs of electricity and other utilities and services furnished to tenants for which Lessor is entitled to be reimbursed by tenants (whether or not actually collected by Lessor) as a separate additional charge or rental;

         (f) costs incurred by Lessor for alterations and replacements which are considered capital expenditures under generally accepted accounting principles, consistently applied, except as otherwise expressly provided herein;

         (g) amortization and depreciation;

         (h) costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools all in accordance with generally accepted accounting principles, consistently applied;

         (i) expenses in connection with services or other benefits of a type which are not Building standard but which are provided to another tenant or occupant;

         (j) costs incurred due to the violation by Lessor or any tenant (other than Lessee) of the terms and conditions of any lease pertaining to the Building or of any valid, applicable legal requirement, building code, regulation or law or incurred due to the Building being in violation of any such legal requirement, building code, regulation or law which exists as of the Commencement Date or costs incurred due to acts of any tenant causing an increase in the rate of insurance on the Building or its contents.

         (k) overhead and profit increment paid to subsidiaries or affiliates of Lessor or its partners for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary, or affiliate of Lessor or its partners;

         (l) interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

         (m) costs of Lessor's general overhead and general administrative expenses, which would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied;

         (n) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor for profit;

         (o) any cost or expense to the extent Lessor is entitled to payment or reimbursement from any tenant (including Lessee), insurer or other person (other than through payment of its proportionate share of Operating Expenses);

         (p) costs incurred in installing, operating and maintaining any specialty such as an observatory, broadcasting facilities (other than the Building's music system and life support and security system), luncheon club, athletic or recreational club;

         (q) any other expenses which, under generally accepted accounting principles consistently applied, would not be classified as a normal maintenance or operating expense of the Building;

         (r) any expenses relating to replacements of the foundation, exterior or interior structural walls, or roof of the Building or of latent defects which under generally accepted accounting principles consistently applied would be classified as capital expenditures; and

         (s) any fines, penalties, legal judgments or settlements of causes of action by or against Lessor.

     2.5 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if any rental payment or other payment to be made by Lessee hereunder remains unpaid ten (10) days after Lessor has notified Lessee in writing that such payment is overdue, then, at Lessor's option, Lessee shall be required to pay Lessor a late payment charge in the amount of five percent (5%) of the total amount which is overdue, and, in addition, any such overdue amount shall bear interest from and after the tenth (10th) day after Lessor has notified Lessee in writing that any such payment is overdue until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 2.5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

     2.6 Increase In Insurance Premiums. If an increase in any insurance premiums paid by Lessor for the Property is caused by Lessee's use of the Leased Premises or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor. Lessee agrees to pay any amount due under this Section within ten
(10) days following receipt of an invoice showing the additional rent due.

     2.7 Security Deposit. The security deposit set forth in Section 1.8 (if any) shall be held by Lessor for the performance of Lessee's covenants and obligations under this Lease. It being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default hereunder by Lessee, and shall be held by Lessor without payment of any interest thereon. Upon the occurrence of any event of default by Lessee under this Lease, Lessor may, from time to time, without prejudice to any other remedy use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon the termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall upon ten (10) days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount. The security deposit may be assigned and transferred by Lessor to the successor in interest of Lessor and, upon acknowledgement by such successor of receipt of such security and its assumption of the obligation to account to Lessee for such security in accordance with the terms of this Lease, Lessor shall thereby be discharged of any further obligation relating thereto.

     2.8 Holding Over. If Lessee does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor (in addition to additional rent payable under Section 2.3 and any other sums payable under this Lease) as base rental for the period of such holdover an amount equal to one hundred fifty percent (150%) of the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease (without waiver of Lessor's right to recover damages as permitted by law). Upon the expiration or earlier termination of this Lease, Lessee agrees to vacate and deliver the Leased Premises, and all keys thereto, to Lessor upon delivery to Lessee of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease. Lessee shall indemnify Lessor against all claims made by any tenant or prospective tenant against Lessor resulting from delay by Lessor in delivering possession of the Leased Premises to such other tenant or prospective tenant caused by a hold over on the part of Lessee.

     2.9 Parking. The parking spaces set forth in Section 1.14 shall be for Lessee and/or Lessee's employees and customers. However, Lessor shall not be required to police the use of these spaces. Lessor may make, modify and enforce reasonable rules and regulations relating to the parking of automobiles in the parking area(s), and Lessee shall abide thereby. Lessor shall not be liable to Lessee or Lessee's agents, servants employees, customers, or invitees for damage to person or property caused by any act, omission or neglect of Lessee, and Lessee agrees to hold Lessor harmless from all claims for any such damage. If for any reason Lessee, upon commencement of or at any time during the lease term, fails to utilize all or any of said parking spaces, Lessor shall have no obligation to make available to Lessee the spaces not utilized until such time as Lessee requests use of any or all of such spaces.


                    ARTICLE 3 - OCCUPANCY, USE AND OPERATIONS

     3.1 Use. Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.10. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Lessee shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management of the Property. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of f ire or which would in any way increase or render void the fire insurance on the Property, or permit the storage of any hazardous materials or substances. If, because of Lessee's acts, the rate of insurance on the Building or its contents increases, then Lessee shall pay Lessor the amount of such increase on demand, and acceptance of such payment shall not constitute waiver of any of Lessor's other rights.

     3.2 Signs. Lessee shall, at Lessee's sole cost and expense, have the right to keep in place, repair, maintain or replace all signs of Lessee currently in place in and on the Property. No other signs of any type or description shall be erected, placed or painted in or about the Leased Premises except signs the plans for which are submitted to Lessor in writing and approved by Lessor in writing, and which signs are in conformity with Lessor's sign criteria established for the Property. Lessor reserves the right to remove, at Lessee's expense, all signs other than existing signs and signs approved in writing by Lessor under this Section 3.2 without notice to Lessee and without liability to Lessee for any damages sustained by Lessee as a result thereof. If Lessee changes its name at any time, Lessee shall have the right to make such changes to its signage as are necessary to reflect the changed name, and may modify or change the existing signs to do so.

     3.3 Compliance with Laws, Rules and Regulations. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises. Lessee shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Lessee will comply with the rules and regulations of the Property adopted by Lessor which are set forth on a schedule attached to this Lease. If Lessee is not complying with such rules and regulations, or if Lessee is in any way not complying with this Article 3, then notwithstanding anything to the contrary contained herein, Lessor, may, at its election, enter the Leased Premises without liability therefor and fulfill Lessee's obligations. Lessee shall reimburse Lessor on demand for any reasonable expenses which Lessor may incur in effecting compliance with Lessee's obligations and agrees that Lessor shall not be liable for any damages resulting to Lessee from such action unless such damages are caused by Lessor's gross negligence or willful misconduct. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the rules and regulations of the Property will be forwarded by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     3.4 Quiet Enjoyment. Lessee warrants that it has the right and authority to execute this Lease, and provided Lessee has performed all of the terms and conditions of this Lease to be performed by Lessee, Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the term, without hindrance from Lessor or any party claiming by, through, or under Lessor, subject to the terms and conditions of this Lease and subject to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises.

     3.5 Inspection. Lessor or Lessor's authorized agent shall upon at least twenty-four (24) hours prior written notice to Lessee (except in an emergency in which case no prior notice is required), have the right to enter the Leased Premises (except for vaults and other secured areas) to perform repairs, to show the Leased Premises to potential purchasers or lenders and, during the last twelve (12) months of the term of this Lease, to potential tenants, but in exercising such rights, Lessor shall not unreasonably interfere with or impair Lessee's use and enjoyment of the Leased Premises. Notwithstanding any of the foregoing, Lessor or Lessor's authorized agent shall at any and all reasonable times have the right to enter the Leased Premises to supply janitorial services or any other services to be provided by Lessor pursuant to the terms and conditions of this Lease.

     3.6 Security. Lessor may, at its option, provide a security service or electronic security devices to supervise access to the Building during the weekends and after normal working hours during the week; provided, however, Lessor shall have no responsibility to prevent losses due to theft or burglary, or damages done by persons gaining access to the Leased Premises or the Building and the parking areas unless such losses or damages are caused by Lessor's gross negligence or willful misconduct.

     3.7 Personal Property Taxes. Lessee shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which Lessee is liable are levied against Lessor or Lessor's property and if Lessor elects to pay the same or if the assessed value of Lessor's property is increased by inclusion of personal property and trade fixtures placed by Lessee in the Leased Premises and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor, upon demand, that part of such taxes for which the Lessee is primarily liable pursuant to the terms of this section. Lessee shall pay when due any and all taxes related to Lessee's use and operation of its business in the Leased Premises.

                        ARTICLE 4 - UTILITIES AND SERVICE

     4.1 Building Services. Lessor shall provide water and electricity for Lessee during the term of this Lease. Lessee shall pay all telephone charges. Lessor shall furnish Lessee water at those points of supply provided for general use by other tenants in the Building, and central heating and air conditioning in season on business days during regular hours as are considered normal in Midland, Texas (7:30 a.m. to 7:00 p.m., Monday through Friday, 9:00 a.m. to 3:00 p.m. Saturday, except for legal holidays) and at temperatures and in amounts as are considered by Lessor to be standard or in compliance with any governmental regulations, such service at times other than regular hours to be furnished upon request with not less than twenty-four (24) hours advance notice from Lessee, who shall bear the entire cost thereof (which cost shall include but not be limited to an amount that will fairly compensate Lessor for additional services, depreciation and replacement of capital items and any other costs attributable thereto) at the rate established by Lessor. Lessor shall credit the base operating expense account for that portion of after hours charges specifically attributable to increased utility costs as calculated by Lessor. Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the Property in the manner and to the extent deemed by Lessor to be standard. Lessor may, in its sole discretion, provide additional services not enumerated herein. If any of the equipment or machinery useful or necessary for provision of utility services, and for which Lessor is responsible, breaks down, or for any cause ceases to function properly, Lessor shall use reasonable diligence to repair the same promptly. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the Property.

     4.2 Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property, except to the extent of Lessor's gross negligence, willful misconduct or breach of this Lease.

     4.3 Janitorial Service. Lessor shall furnish janitorial services to the Leased Premises and public areas of the Building five (5) times per week during the term of this Lease, excluding holidays. Lessor shall not provide janitorial service to kitchens or storage areas included in the Leased Premises.

     4.4 Excessive Utility Consumption. Lessee shall pay all utility costs occasioned by electronic data processing equipment, telephone equipment, computers, special lighting and other equipment of high electrical consumption if and to the extent such electrical consumption exceeds normal office usage as determined by an independent, third-party consultant mutually selected and approved by Lessor and Lessee.

     4.5 Window Coverings. Lessor may (but shall not be obligated to) furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Lessee may install lined or unlined over draperies on the interior sides of the Lessor furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not (in Lessor's determination) affect the exterior appearance of the Building or affect the operation of the Building's heating, ventilating and air conditioning systems.

     4.6 Restoration of Services; Abatement. Lessor shall use reasonable efforts to restore any service that becomes unavailable; however, unless such unavailability is caused by Lessor's gross negligence or willful misconduct, such unavailability shall not render Lessor liable for any damages caused thereby, be a constructive eviction of Lessee, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Lessee to any abatement of Lessee's obligations hereunder. However, if Lessee is prevented from making reasonable use of the Leased Premises for more than seven (7) consecutive days because of the unavailability of any such service, Lessee shall be entitled to a reasonable abatement of rent for each consecutive day (after such seven (7) day period) that Lessee is so prevented from making reasonable use of the Leased Premises.

     4.7 Charge for Service. All costs of Lessor for providing the services set forth in Article 4 (except those additional charges paid directly by Lessee pursuant to Article 4) shall be subject to the additional rent provisions in
Section 2.3 and shall be payable as therein provided.


                       ARTICLE 5 - REPAIRS AND MAINTENANCE

     5.1 Lessor Repairs. Lessor shall maintain the Building and the Property in good order and condition and perform all necessary repairs and replacements in and to the Property, interior and exterior, structural and non-structural, ordinary and extraordinary and unforeseen and foreseen (except for (i) non-structural repairs in or to the Leased Premises that are expressly not Lessor's responsibility under this Section 5.1, and (ii) repairs necessitated by Lessee or Lessee's agents, employees or visitors) and will accomplish such repairs promptly with first-class materials, in a good and workmanlike manner, in compliance with all applicable laws and in a style, character and quality conforming to existing construction. Such repairs and replacements include, but are not limited to, all necessary repairs and replacement of the Common Areas, sidewalks, driveways, service areas, curbs, and parking areas in and around the Building, the roof, foundation, load bearing or structural elements, the plate glass forming a part of the outer shell of the Building, the water, sewage, gas and electrical lines and installations servicing the Building and the Leased Premises, the heating and air-conditioning system in the Building insofar as it affects the Leased Premises or the Common Areas, and all repairs and restorations made necessary by fire or other casualty. Lessor's cost of maintaining and repairing the items set forth in this section are subject to the operating expense provisions in Section 2.3.

     5.2 Lessee Repairs. Lessee, at its own cost and expense, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Lessor under Section 5.1) and shall repair or replace any damage or injury to all or any part of the Leased Premises and/or the Property, caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors.

     5.3 Request for Repairs. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor and Manager at the addresses in Section 1.9.

     5.4 Lessee Damages. Lessee shall not allow any damage to be committed on any portion of the Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good a condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee.


                    ARTICLE 6 - ALTERATIONS AND IMPROVEMENTS

     6.1 Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Lessor and/or Lessee in accordance with a separate "Leasehold Improvements Agreement" (herein so called and made a part hereof as Exhibit "D") between Lessor and Lessee. Except as expressly provided in this Lease or in the Leasehold Improvements Agreement (if any), Lessee acknowledges and agrees that Lessor has not undertaken to perform any modification, alteration or improvements to the Leased Premises (except in accordance with Section 6.2 below) and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Lessor, Lessee shall deliver to Lessor a completed acceptance of premises memorandum in Lessor's standard form.

     6.2 Lessee Improvements. Lessee shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Lessor, except that Lessee may, without first obtaining Lessor's consent, make alterations or improvements after furnishing Lessor with the plans and specifications for such alterations or improvements at least thirty (30)days prior to commencement of such construction
(a)if the alterations or improvements do not adversely affect the structural elements or mechanical, electrical, heating, air conditioning, ventilation or plumbing systems of the Building, do not exceed $30,000.00 in cost (excluding the cost of equipment, machinery or other items installed by Lessee) for any calendar year and do not violate applicable laws or legal requirements or (b) if the alterations or improvements are required by law (including any law or legal requirement relating to persons with disabilities). Any and all such alterations, physical additions or improvements, when made to the Leased Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon termination of this Lease by lapse of time or otherwise. Notwithstanding any of the foregoing, at the end of this Lease, Lessee shall have the right (and obligation if requested by Lessor), to remove any of its trade fixtures and personal property (and the following shall be deemed to be included as part of Lessee's trade fixtures and personal property, regardless of the manner in which they are installed: under counter steel, furniture, movable teller lines, safe deposit boxes, safes, automatic teller machines, night depository, portable vaults and doors, teller sound systems, telephone and data systems, computers, computer related equipment or property, liebert units, cabling, tubing, halon systems, security systems and equipment, communications equipment referred to above and other unattached and easily removable equipment or property useful to Lessee in its operations), but Lessee shall repair any damage caused by the removal. Lessee shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Lessee shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Lessee to be released by payment, bonding or otherwise within thirty (30) days after request by Lessor, and shall indemnify Lessor against losses arising out of any such claim (including, without limitation, legal fees and court costs). If Lessee fails to timely take either such action, then Lessor may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Lessee to Lessor within ten
(10) days after Lessor has delivered to Lessee an invoice therefor.

     6.3 Common and Service Area Alterations. Lessor shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Leased Premises and to otherwise alter or modify the Property, and for such purposes to enter upon the Leased Premises at reasonable times and, during the continuance of any such work as may be required, in Lessor's judgment, all without affecting any of Lessee's obligations hereunder.


                   ARTICLE 7 - CASUALTY; WAIVERS; SUBROGATION

     7.1 Substantial Destruction. If (i) the Leased Premises or the Building should be totally destroyed by fire or other casualty, or (ii) the Leased Premises or the Building should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred eighty (180) days after Lessor's receipt of written notification by Lessee of the destruction, or (iii) the Building shall be so damaged as to tender it unsuitable for use as an office building comparable to the use to which the Building was being put prior to the damage, and such damage cannot be repaired and the Building restored to such use within one hundred eighty (180) days from the date of the damage or (iv) any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, then, at either Lessee's or Lessor's option, this Lease may be terminated and, in such event, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the damage.

     7.2 Partial Destruction. If, following damage or destruction to the Leased Premises or Building by fire or other casualty, this Lease is not terminated pursuant to Section 7.1 hereof, Lessor shall proceed with reasonable diligence to rebuild or repair the Building, Leased Premises and other improvements to substantially the same condition in which they existed prior to the damage. if Lessee's use of the Leased Premises or the conduct of its business is impaired due to the damage, whether or not the Leased Premises are themselves damaged, the rent payable under this Lease during the period of impairment shall be equitably reduced based on the degree to which Lessee's use and enjoyment of the Leased Premises are impaired. Lessor's obligation to rebuild or restore under this Section 7.2 shall be limited to restoring the Leased Premises and Building to substantially the condition in which the same existed prior to the damage, exclusive of improvements which are not Building standard or for which Lessee is responsible under the terms of this Lease; in no event shall Lessor be required to repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by or, at the request of, Lessee or other occupants in the Building or the Leased Premises, and Lessor shall not in any event be required to spend f or such work an amount in excess of the insurance proceeds actually received by Lessor as a result of the fire or other casualty. Lessee shall, promptly after the completion of such work by Lessor, proceed with reasonable diligence and at Lessee's sole cost and expense to restore those improvements for which Lessee is responsible under the Lease to substantially the condition in which the same existed prior to the damage and to otherwise make the Leased Premises suitable for Lessee's use. If this Lease is not terminated pursuant to Section 7.1 above, and if Lessor fails to substantially complete the necessary repairs or rebuilding within one hundred eighty (180) days from the date of Lessor's receipt of written notification by Lessee of the damage (except that Lessor shall not be responsible for delays outside its control), Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations of Lessee under this Lease shall cease. If the damage to the Leased Premises or the Building occurs during the last 12 months of the term of this Lease or any extension thereof, and such damage cannot be fully repaired within 30 days, then Lessee may terminate this Lease, effective as of the date of the damage, by giving Lessor written notice thereof within 30 days of the occurrence of the damage.

     7.3 Property Insurance. Lessor shall at all times during the term of this Lease insure the Property against all risk of physical loss under standard fire and extended coverage policies of insurance in an amount at least equal to the replacement cost of the Building with deductibles of not more than $25,000.00; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. Neither Lessor nor Lessee shall have any right in or claim to the proceeds of any policy of insurance maintained by the other even if the cost of such insurance is borne by Lessee as set forth in Article 2.3 hereinabove. Lessee at all times during the term of the Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Lessee's trade fixtures, furniture, supplies and all items of personal property of Lessee located on or within the Leased Premises.

     7.4 Waiver; No Subrogation. Lessor shall not be liable to Lessee or those claiming by, through, or under Lessee for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a "Loss") caused by casualty, theft, fire, third parties, or any other matter beyond the control of Lessor, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause, except if such Loss is caused by Lessor's gross negligence or willful misconduct. Lessor and Lessee each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Leased Premises, Lessor's or Lessee's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

     7.5 Liability Insurance. Lessor and Lessee at all times during the Lease term shall each, at its own expense, keep in full force and effect a commercial general liability insurance with "personal injury" coverage, with minimum limits of $1,000,000.00 on account of bodily injuries to, or death of, one or more than one person as the result of any one accident or occurrence and $500,000.00 on account of damage to property.

     7.6 Requirements for Insurance. On or before the Commencement Date, Lessor and Lessee shall deliver to each other a certificate of insurance reflecting that the insurance each is required to carry under this Lease is in effect. Lessor and Lessee shall also provide evidence of renewed insurance coverage prior to the expiration of any such policies. Any insurance that Lessor and Lessee are required to carry under this Lease shall contain a provision which requires the insurance carrier to give the other party not less than 30 days written notice prior to any cancellation or modification of such coverage. All insurance required to be carried by either party under this Lease shall be in form and content, and written by insurers acceptable to the other party, in its reasonable discretion.

                            ARTICLE 8 - CONDEMNATION

     8.1 Taking - Lessor's and Lessee's Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Lessee from conducting its business in the Leased Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Lessee may terminate this Lease as of the date of such Taking by giving written notice to Lessor within sixty (60) days after the Taking, and rent shall be apportioned as of the date of such Taking. If Lessee does not terminate this Lease, then Base Rent shall be abated on a reasonable basis as to that portion of the Leased Premises rendered untenantable by the Taking.

     8.2 Taking - Lessor's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Lessor is required to pay any of the proceeds received for a Taking to Lessor's Mortgagee, then this Lease, at the option of Lessor, exercised by written notice to Lessee within thirty (30) days after such Taking, shall terminate and rent shall be apportioned as of the date of such Taking. If Lessor does not so terminate this Lease; then this Lease will continue, but if any portion of the Leased Premises has been taken, Base Rental shall abate as provided in the last sentence of Section 8.1.

     8.3 Award. If any Taking occurs, then Lessor shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Lessee may separately pursue a claim against the condemnor for the value of Lessee's personal property which Lessee is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.


          ARTICLE 9 - ASSIGNMENT OR SUBLEASE; SUBORDINATION AND NOTICE

     9.1 Assignment and Sublease; Consent. Except with respect to that portion of the Leased Premises on which Lessee's retail banking lobby is located, Lessee shall have the right to (a) sell, assign or transfer all or a portion of its leasehold estate, or (b) sublet all or any portion of the Leased Premises, without first obtaining the prior written consent of Lessor; provided, however, that (i) no such assignment or sublease shall be permitted or be effective until or unless Lessee has provided Lessor with written notice thereof, and (ii) notwithstanding any such assignment or sublease, Lessee shall remain liable and be obligated for the performance of all terms and conditions of this Lease. No such assignment or sublease shall be effective until it has been delivered to Lessor in an instrument in recordable form, executed by the proposed assignee or subleasee, wherein such assignee or sublessee assumes the due performance of all obligations on Lessee's part to be performed under this Lease with respect to that portion of the Leased Premises which is being assigned or subleased. Lessee shall not be entitled to assign or sublease that portion of the Leased Premises on which Lessee's retail banking lobby is located without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. If Lessee requests Lessor's consent to the assignment or sublease of that portion of the Leased Premises on which Lessee's retail banking lobby is located, then Lessee shall provide Lessor with a written description of all terms and conditions of the proposed assignment or sublease, copies of the proposed documentation, and the following information about the proposed assignee or sublessee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Leased Premises; banking, financial, and other credit information; and general references sufficient to enable Lessor to determine the proposed assignee's or sublessee's creditworthiness and character. Lessee shall reimburse Lessor for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to an assignment or sublease. If Lessor consents to a proposed assignment or sublease, then the proposed assignee or subleasee shall deliver to Lessor a written agreement whereby it expressly assumes the Lessee's obligations hereunder; however, any assignee or subleasee of less than all of the space in the Leased Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the assignment or sublease, and only to the extent of the rent it has agreed to pay Lessee therefor. Lessor's consent to an assignment or sublease shall not release Lessee from performing its obligations under this Lease, but rather Lessee and its assignee or subleasee shall be jointly and severally liable therefor. Lessor's consent to any assignment or sublease shall not waive Lessor's rights as to any subsequent assignments or subleases. Notwithstanding anything to the contrary contained herein, Lessee may, without first obtaining Lessor's consent, assign this lease or sublease all or any portion of the Leased Premises to any parent, subsidiary, or affiliate of Lessee provided that any such parent, subsidiary or affiliate agrees to assume and comply with all terms, conditions and provisions of this Lease, including specifically, without limitation, the use and occupancy provisions hereof, which shall include without limitation assignment of Lessee's interest under this Lease by opinion of law or as the consequence of a merger of Lessee into or with another entity, or a dissolution or change of control of or change of ownership of Lessee.

     9.2 Additional Compensation. In the event of a sublease by Lessee, then Lessee shall pay to Lessor, immediately upon receipt thereof, one-half (1/2) of all compensation received by Lessee in connection with such sublease to the extent that such compensation exceeds the rent allocable to the portion of the Leased Premises covered by such sublease.

     9.3 Lessor Assignment. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, sublease or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

     9.4 Subordination and Nondisturbance. This Lease shall be subject and subordinate to the lien of any mortgage and/or deed of trust which Lessor, its successors or assigns may now have or hereafter place upon the Leased Premises, provided that (1) if there are no events of default under this Lease on the part of Lessee, the rights of possession of Lessee to the Leased Premises and Lessee's rights arising out of this Lease shall not be affected or disturbed by the mortgagee, trustee, or beneficiary under the mortgage and/or deed of trust in the exercise of any of the mortgagee's, trustee's or beneficiary's rights under such mortgage, deed of trust or notes secured thereby; (2) Lessee shall not be joined in any foreclosure or other proceeding under the mortgage or deed of trust, nor in any other way be deprived of Lessee's rights under this Lease, nor shall this Lease be terminated or affected by any foreclosure or sale or any proceeding under any mortgage or deed of trust; and (3) Lessor shall secure the approval and execution of a subordination, non-disturbance and attornment agreement (the "Agreement") in form and substance reasonably satisfactory to Lessee and consistent with the foregoing provisions by each and every lender who provides financing for the Leased Premises and who has or will be granted a lien on the Leased Premises in order to secure payment of any funds such lender has advanced, the Agreement to be executed by each such lender at the time the lien is granted to such lender or, if the lien is presently in existence, within sixty (60) days from the date hereof. In the event Lessor is unable to secure such Agreement or, in the alternative, if Lessor is unable to secure the release of any liens existing on the Leased Premises within the time period provided in this Section, then Lessee may, at its option, terminate this Lease by providing written notice of termination to Lessor, whereupon this Lease shall become null and void and the parties shall have no further liabilities or obligations one unto the other.

     9.5 Estoppel Certificates. Lessee agrees to furnish, from time to time, within ten (10) days after receipt of a request from Lessor or Lessor's Mortgagee, a statement certifying, if applicable, all or some of the following:
Lessee is in possession of the Leased Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Lessor; that Lessor has performed all inducements required of Lessor ' in connection with this Lease, including construction obligations, and Lessee accepts the Leased Premises as constructed; an acknowledgment of the assignment of rentals and other sums due hereunder to the mortgage and agreement to be bound thereby; an agreement requiring Lessee to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Lessee to give the mortgagee written notice of Lessor's default hereunder and to permit mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Lessee night possess as a result of such default; and such other matters as may be reasonably required by Lessor or Lessor's Mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one (1) month's rent in advance.

     9.6 Notice to Lessor's Mortgagee. Lessee shall not seek to enforce any remedy it may have for any default on the part of the Lessor without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Lessor's Mortgagee whose address has been given to Lessee and affording such Lessor's Mortgagee a reasonable opportunity to perform Lessor's obligations hereunder.

                        ARTICLE 10 - DEFAULT AND REMEDIES

10.1 Events of Default. Each of the following occurrences shall constitute an "Event of Default":

                  a. Lessee shall fail to pay any installment of rent, or any other payment required pursuant to this Lease, and such failure shall not be cured by Lessee within ten (10) days after receipt by Lessee of a written notice of such failure from Lessor;

                  b. Lessee shall fail to perform, comply with, or observe any other agreement or obligation of the Lessee under this Lease ' and such failure shall not be cured within thirty (30) days after receipt by Lessee of written notice of such failure from Lessor;

                  c. The filing of a petition by or against Lessee (i) in any bankruptcy or other insolvency proceedings; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all Lessee's property or for Lessee's interest in this Lease; or (iv) for the reorganization or modification of Lessee's capital structure, and the same shall not be dismissed, stayed, or lifted within sixty (60) days thereafter;

                  d. The admission by Lessee that it cannot meet its obligations as they become due or the making by Lessee of an assignment for the benefit of its creditors; and

                  e. Lessee's failure to deliver an estoppel certificate as set forth in Article 9.4 hereinabove and the continuation of such failure for a period of ten (10) days after receipt by Lessee of written notice of such failure from Lessor.

     10.2 Remedies. Upon any Event of Default, Lessor may, in addition to all other rights and remedies afforded Lessor hereunder or by law or equity, take any of the following actions:

                  a. Terminate this Lease by giving Lessee written notice thereof, in which event, Lessee shall pay to Lessor the sum of (i) all rent accrued hereunder through the date of termination, (ii) all amounts due under
Section 10.3, and (iii) an amount equal to (A) the total rent that Lessee would have been required to pay for the remainder of the term discounted to present value at a per annum rate equal to the "Prime Rate" as published (on the date this Lease is terminated) by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Leased Premises for such period, similarly discounted; or

                  b. Terminate Lessee's right to possession of the Leased Premises without terminating this Lease by giving written notice thereof to Lessee, in which event Lessee shall pay to Lessor (i) all rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 10.3, and (iii) all rent and other sums required hereunder to be paid by Lessee during the remainder of the term, diminished by any net sums thereafter received by Lessor through reletting the Leased Premises during such period. Lessor shall use reasonable efforts to relet the Leased Premises on such terms and conditions as Lessor in its sole discretion may determine(including a term different from the term, rental concessions, and alterations to, and improvement of, the Leased Premises); however, Lessor shall not be obligated to relet the Leased Premises before leasing other portions of the Building. Lessor shall not be liable for, nor shall Lessee's obligations hereunder be diminished because off Lessor's failure to relet the Leased Premises or to collect rent due for such reletting. Lessee shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Re-entry by Lessor in the Leased Premises shall not affect Lessee's obligations hereunder for the unexpired term; rather, Lessor may, from time to time, bring action against Lessee to collect amounts due by Lessee, without the necessity of Lessor's waiting until the expiration of the term. Unless Lessor delivers written notice to Lessee expressly stating that it has elected to terminate this Lease, all actions taken by Lessor to exclude or dispossess Lessee of the Leased Premises shall be deemed to be taken under this Section 10.2b. If Lessor elects to proceed under this Section 10.2b, it may at any time elect to terminate this Lease under Section 10.2a.

     10.3 Payment by Lessee. Upon any Event of Default, Lessee shall pay to Lessor all costs incurred by Lessor (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Leased Premises, (ii) removing and storing Lessee's or any other occupant's property,
(iii) the reasonable cost of repairing, restoring, altering, remodeling, or otherwise putting the Leased Premises into condition acceptable to a new tenant,
(iv) if Lessee is dispossessed of the Leased Premises and this Lease is not terminated, reletting all or any part of the Leased Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Lessee's obligations which Lessee failed to perform, and (vi) enforcing, or advising Lessor of, its rights, remedies, and recourses arising out of the Event of Default.


                            ARTICLE 11 - DEFINITIONS

     11.1 Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Lessor or which by the exercise of due diligence Lessor is unable wholly or in part, to prevent or overcome.


                           ARTICLE 12 - MISCELLANEOUS

     12.1 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 10 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms provisions and covenants contained in this Lease. Lessor may collect and receive rent due from Lessee without waiving or affecting any rights or remedies that Lessor may have at law or in equity or by virtue of this Lease at the tine of such payment. Institution of a forcible detainer action to re-enter the Leased Premises shall not be construed to be an election by Lessor to terminate this Lease.

     12.2 Act of God. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee.

     12.3 Attorney's Fees. If any action is brought by either Lessor or Lessee against the other relative to the enforcement of the terms, provisions, covenants and conditions of this Lease or in regard to any other matter relating to this Lease, the party in whose favor final judgment shall be entered shall be entitled to recover court costs incurred and reasonable attorneys' fees.

     12.4 Successors. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns.

     12.5 Interpretation. The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (1) in the plural sense where there is more than one tenant and
(2) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

     12.6 Notices. All rent and other payments required to be made by Lessee shall be payable to Lessor, in care of Manager, at Manager's address set forth on page 2 (or if no address be set forth for Manager to Lessor at Lessor's address set forth on page 2). All payments required to be made by Lessor to Lessee shall be payable to Lessee at Lessee's address set forth on page 2. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on page 2, or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Lessor being sent to Lessor's address as shown on page 2. Manager shall be a co-addressee with Lessor on all notices sent to Lessor by Lessee hereunder, and any notice sent to Lessor and not to Manager, also, in accordance with this section shall be deemed ineffective.

     12.7 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to Lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

     12.8 Corporate Authority. If Lessee executes this Lease as a corporation or a partnership (general or limited), each person executing this Lease on behalf of Lessee hereby personally represents and warrants that: Lessee is a duly authorized and existing corporation or partnership (general or limited), Lessee is qualified to do business in the state in which the Leased Premises are located, the corporation or partnership (general or limited) has full right and authority to enter into this Lease, each person signing on behalf of the corporation or partnership (general or limited) is authorized to do so, and the execution and delivery of the Lease by Lessee will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Lessee is a party or by which Lessee may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable, individually, as Lessee hereunder.

     12.9 Multiple Lessees. If this Lease is executed by more than one person or entity as "Lessee," each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Lessees shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Lessees thereto; and Lessor shall be entitled to rely on same to the extent as if all of the named Lessees had executed same.

     12.10 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from Lessee's obligation to perform each and every covenant and agreement of this Lease to be performed by Lessee.

     12.11 Sale of Property. Upon any conveyance, sale or exchange of the Leased Premises or assignment of this Lease, Lessor shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

     12.12 Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

     12.13 Subtenancies. At Lessor's option, the voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger of estates and shall operate as an assignment of any or all permitted subleases or subtenancies.

     12.14 Brokerage. In accordance with the terms and conditions of a separate commission agreement that has been executed by and between Lessor and The Staubach Company ("Broker"), Lessor has agreed to pay Broker a real estate commission in an amount equal to four and one-half percent (4.5%) of the rentals to be received by Lessor during the term of this Lease. In addition, pursuant to another commission agreement, Lessor has agreed to pay Haley Properties, Inc., a commission in connection with the negotiation of this Lease, the amount of such commission being set forth in such agreement. Except for the foregoing commissions, Lessor and Lessee respectfully represent and warrant one unto the other that no brokers were retained, used or referred to with respect to this Lease and that no claims for brokerage commissions or finders' fees are valid or warranted with respect to or in connection with this Lease, and that each shall defend, indemnify and hold the other harmless from any and all costs, claims or causes of action for such commissions or fees resulting from its own acts.

     12.15 Safes, Vaults and Vending Machines. Notwithstanding anything to the contrary contained in the rules and regulations for the Building, Lessor hereby grants Lessee permission to maintain and operate on the Leased Premises all safes, vaults and vending machines that Lessee is presently maintaining and operating on the Leased Premises. Upon expiration or earlier termination of this Lease, Lessee shall provide Lessor with the combination to any safes or vaults that Lessee leaves behind on the Leased Premises.

     12.16 Lessor's Liability. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title, and interest of Lessor in the Property as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the Property as herein expressly provided.

     12.17 Abandonment. Abandonment by Lessee of all or a substantial portion of the Leased Premises shall not be an event of default hereunder provided that (i) Lessee continues to make all rental and other payments due under this Lease, and
(ii) Lessee provides Lessor with ninety (90) days advance written notice of such abandonment. Once Lessee has abandoned all or any substantial portion of the Leased Premises, Lessor shall have the right at any time thereafter to terminate this Lease by providing Lessee with written notice of such termination, and thereafter, Lessee shall have no further rights or obligations hereunder. In the event that Lessee abandons all or a substantial portion of the Leased Premises and Lessor does not terminate this Lease, then Lessor shall have the right to turn on the lights in the bank lobby area and to allow building traffic to go through the bank lobby area.


                         ARTICLE 13 - SPECIAL PROVISIONS

     13.1 Motor Bank Facility. This Lease shall cover, in addition to the Leased Premises described in Article 1.3 and 1.4 hereof, and for the term herein stated, the tract of land known as 404 North Colorado, Midland, Texas 79702 (the "Land") described on Exhibit "E" attached hereto, together with all other buildings, structures, fixtures and other improvements located thereon, hereinafter called the "Motor Bank Leased Premises", subject to the following:

        (a) Motor Bank Base Rent. As additional rent for said Motor Bank Leased Premises, Lessee agrees to pay Lessor, the sum of $60,000 per year, during each year of the lease term, payable in equal monthly installments of $5,000 each, payable with and in addition to the rental payments required under Article 2.2 hereof.

         (b) Permitted Uses. Drive-through motor banking facility with uses incidental to, or customarily associated with such facility, as well as any other lawful use.

         (c) Operating Expenses. During the term of this Lease, Lessee agrees to pay one hundred percent (100%) of the cost of those items which under generally accepted accounting principals, consistently applied, would normally be classified as operations and/or maintenance expenses of the Motor Bank Leased Premises, as such operations and/or maintenance expenses are further herein defined in Article 2.4, Definition of operating Expenses, and Lessee agrees during the term of this Lease to maintain the Motor Bank Leased Premises in good condition, reasonable wear and tear excepted. Upon request by Lessee, the bills for all costs and expenses incurred by either Lessor or Lessee in connection with the operation and maintenance of the Motor Bank Leased Premises shall be submitted to Lessee for direct payment by Lessee.

         (d) All other terms and conditions of this Lease shall apply to the Motor Bank Leased Premises.

     13.2 New Lease. This Lease is in lieu of and a replacement of those certain leases made as of the 31st day of December, 1989, by and between NCNB Texas National Bank ("Landlord") and NCNB Texas National Bank ("Tenant") covering the Leased Premises and the Motor Bank Leased Premises as further described herein and such leases shall be of no further force or effect as of the Commencement Date set forth herein.


               ARTICLE 14 - AMENDMENT AND LIMITATION OF WARRANTIES

     14.1 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE
PARTIES: THAT THERE ARE IF AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE.

     14.2 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

     14.3 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS OF A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE EXPRESSLY ACKNOWLEDGES THAT LESSOR HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LESSOR HEREBY EXPRESSLY DISCLAIMS AND LESSOR WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTER.


                          ARTICLE 15 - RENEWAL OPTIONS

     15.1 Provided no Event of Default exists, and Lessee is occupying the entire Leased Premises at the time of such election, and shall continue occupying the entire Leased Premises, then Lessee may renew this Lease for two
(2) additional periods of five (5) years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Lessor not later than one hundred twenty (120) days before the expiration of the Term. On or before the commencement date of the extended Term in question, Lessor and Lessee shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

                  (a) The base rental (excluding Lessee's pro rata share of operating expenses) (hereinafter called the "Renewal Rate") during each Renewal Term shall be at the then current market rental rate for comparable space and a comparable term in buildings similar to the Building in the same rental market, as determined in accordance with the following provisions. The Renewal Rate shall be adjusted in accordance with this Agreement with respect to each Renewal Term for which Lessee exercises the option granted hereby.

                  (b) Lessor shall also provide Lessee with any allowances (i.e., moving allowance, construction allowance and the like) and/or other tenant inducements ("Allowances") then prevailing in the market with respect to each Renewal Term for which Lessee exercises the option granted hereby.

                  (c) Lessee shall notify Lessor that Lessee is interested in exercising each renewal option not less than one hundred twenty (120) days before the expiration of the then current Lease Term (as same may have been extended).

                  (d) Within fifteen (15) days after such notice, Lessor shall advise Lessee of the Renewal Rate and Allowances that Lessor proposes for the Renewal Term immediately following the expiration of the then current Lease Term.

                  (e) Within fifteen (15) days after Lessor notifies Lessee of Lessor's proposed Renewal Rate and Allowances for the next Renewal Term, Lessee shall notify Lessor that (i) Lessee desires to exercise the renewal option at the Renewal Rate and with the Allowances proposed by Lessor, or (ii) that Lessee does not desire to exercise the renewal option at such proposed Renewal Rate and with the Allowances, and Lessee shall propose its own Renewal Rate and Allowances to Lessor. If Lessee fails to respond to Lessor within such fifteen
(15) day period, Lessee shall be deemed to have elected not to exercise the renewal option at the Renewal Rate and with the Allowances specified in Lessor's notice to Lessee. If Lessor and Lessee cannot agree on the Renewal Rate and Allowances for the Renewal Term in question within fifteen (15) days following Lessee's giving of the notice described in (e)(ii) above, each party shall within seven (7) days appoint its own qualified disinterested MAI appraiser doing business in or having expertise with regard to the locality in which the Property is located, and in turn, those two appraisers shall within seven (7) days appoint a third qualified disinterested MAI appraiser doing business in or having expertise with regard to the locality in which the Property is located, and the majority of the three appraisers shall determine the then current market rental rate and allowances for comparable space and a comparable term in buildings similar to the Building in the same rental market, such determination to be accomplished within thirty (30) days after the appointment of the third appraiser. The determination of the majority of the appraisers shall be the Renewal Rate and Allowances for the following Renewal Term. If either party fails to appoint its appraiser within the time period provided, the determination of the Renewal Rate and Allowances shall be made by the other appraiser alone, and if the two appraisers are unable to agree on a third appraiser within the time provided, either party may request the President or an equivalent officer of the local chapter of the American Institute of Real Estate Appraisers (or if no such local chapter exists, the chapter of an equivalent body in or nearest to the locality in which the Property is located) to appoint the third appraiser. Lessor and Lessee shall share equally in the cost of such appraisal, except that if the Renewal Rate and Allowances determined by the appraisers is within five percent (5%) of the Renewal Rate and Allowances proposed by either of the parties, the other party shall bear the full cost of the appraisal. The decision of the majority of the appraisers shall be final and binding.

                  (f) Lessee shall have no further renewal options unless expressly granted by Lessor in writing.

                  (g) However, if at the expiration of the primary term of this Lease, the continued operation of the Building as determined in Lessor's sole discretion is deemed to be uneconomical, then Lessor may close the Building and this renewal provision shall be void and of no further effect.

Lessee's rights under this Article shall terminate if (i) this Lease or Lessee's right to possession of the Premises is terminated, or (ii) Lessee fails to timely exercise its option under this Article, time being of the essence with respect to Lessee's exercise thereof.


                       ARTICLE 16 - RIGHT OF FIRST REFUSAL

     16.1 Subject to and upon the following terms, conditions and provisions, and subject to any existing right of first refusal which is superior to the right of first refusal granted herein, Lessor hereby grants, sells, conveys, assigns and delivers unto Lessee the right of first refusal (the "Right of First Refusal") to lease any space in the Building which consists of 5,000 square feet or more and which becomes vacant during the term of this Lease. The terms, conditions and provisions to which the Right of First Refusal is subject and upon which the Right of First Refusal is granted are as follows:

                  (a) In the event any space in the Building which consists of 5,000 square feet or more becomes vacant and Lessor desires to lease the space to any person or entity (the "Prospective Tenant"), Lessee shall have the prior and preferential right and option to lease such space upon the same terms and conditions as Lessor is willing to accept from the Prospective Tenant. The terms and conditions upon which Lessor is willing to lease the vacant space to the Prospective Tenant must be set out in a written offer signed by the Prospective Tenant. Lessor shall deliver to Lessee a counterpart of the offer, and Lessee shall then have five (5) days from the date of receipt of such offer within which to advise Lessor in writing of the desire of Lessee to lease the vacant space on the same terms and conditions as are contained in such offer. Failure of the Lessee to advise Lessor in writing of Lessee's desire to lease the vacant space within such five (5) day period shall be deemed conclusive a rejection of the Right of First Refusal as to such offer.

                  (b) In the event that Lessee exercises the Right of First Refusal, the lease by Lessor to Lessee of the vacant space shall be consummated on or before the date which is thirty (30) days after the expiration of the above-mentioned five (5) day period.

                  (c) In the event Lessee does not exercise the Right of First Refusal as provided above, Lessor may consummate the lease of the vacant space to the Prospective Tenant in accordance with the offer that has been made by the Prospective Tenant free of the Right of First Refusal within thirty (30) days after the expiration of the five (5) day period contemplated hereinabove. If such lease is not consummated within such thirty (30) day period, the right of Lessor to lease the vacant space pursuant to such offer free from the provisions of this Right of First Refusal shall expire and a new offer in the form contemplated herein must thereafter be submitted to Lessee in the event Lessor desires to thereafter lease the vacant space free of this Right of First Refusal. The Right of First Refusal granted herein shall bind and inure to the benefit of Lessee and its successors and assigns. The Right of First Refusal may be enforced against Lessor by specific performance. The Right of First Refusal granted herein shall terminate and expire on the date of expiration or termination of this Lease and shall thereafter be of no further force and effect.

     EXECUTED by Lessee on the _____2nd__________ day of ___October_____, 1992 and by Lessor on the _30th___ day of _September_____, 1992 to be effective as of the first day written herein.

                  LESSOR

MWSI, LTD.,
a Texas limited partnership

BY:      JDHD, INC.,
         a Texas corporation,
         General Partner
         By:      /s/ Jack Hightower
           -------------------------------
         Name:        Jack Hightower
         Title:       President

                  LESSEE

NATIONSBANK OF TEXAS, N.A.
By:      /s/ Martin Peck
        ----------------------------
   Name:      Martin Peck
   Title:     Vice President


By:     /s/ Philip Peters
        ----------------------------
   Name:    Philip Peters
   Title:   Vice President

                           ADDENDUM TO LEASE AGREEMENT


THIS ADDENDUM ("Addendum") TO LEASE AGREEMENT dated September 30, 1992 ("Lease") is made and entered into this 28th day of November, 1994, by and between NationsBank of Texas, N.A. ("Lessee") and Parker & Parsley Properties, L.P. ("Lessor"). Lessor and Lessee hereby agree, effective December 1, 1994, as follows:

1. The capitalized terms used in this Addendum shall have the same meaning as the defined terms set forth in the Lease.

2.   Article 1.4. The Premises (as defined in Article 1.4) shall decrease from
     53.232 rentable square feet to 52,680 rentable square feet as shown on Exhibit B attached hereto and made a part hereof. Lessee's building expense percentage shall decrease from approximately 16.17% to approximately 16,00%.

3. Article 1.14. Parking. In addition twenty-five (25) covered spaces on the second (2nd) floor of the building garage shall be provided at no additional cost. These spaces shall be designated as "NationsBank Reserved" spaces. Resulting in a total of Fifty (50) spaces.

4. Exhibit C. Base Monthly Rentals (as defined in Exhibit C) shall be amended to read as follows:

     Base Rent:   Years 1-5    $46,578 per Month
                               (approximately $10.61 per sq. ft. of NRA)
                               $558,936 per year*
                  Years 6-10   $57,668 per Month
                               (approximately $13.14 per sq. ft. of NRA)
                               $692,016 per year*

     *Such Base rental together with any escalation of rent provided for in the Lease Agreement, then in effect, shall be due and payable in 120 monthly installments.

This Lease, as expressly herein amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS HEREOF, this Addendum has been executed in multiple counterparts, each of which shall have the force and effect of an original, on the date and year first set forth above.

Executed this 17 day of February, 1995.

LESSOR:

Parker & Parsley Properties, L.P.
By:      Parker & Parsley Petroleum USA, Inc.
         General Partner
By:               /s/Larry Paulsen
         -----------------------------------
Name:             Larry Paulsen
         -----------------------------------
Date:             2/17/95
         -----------------------------------

AND

LESSEE:

NationsBank of Texas, N.A.


By:               /s/ Karen S. Dearman
         ------------------------------------
Name:             Karen S. Dearman
         ------------------------------------
Date:             2/13/1995
         ------------------------------------

                       SECOND ADDENDUM TO LEASE AGREEMENT

STATE OF TEXAS             X
                                        KNOW ALL MEN BY THESE PRESENTS
COUNTY OF MIDLAND          X

REFERENCE is hereby made to that certain Office Lease Agreement dated the 30th day of September, 1992 and that certain Addendum to Lease Agreement dated the 28 th day of November, 1994 by and between PNRC Properties L.P. (Successor in interest to Parker & Parsley Properties L.P., hereinafter referred to as "Lessor"), and Bank of America, N.A. (Successor in interest to NationsBank, N.A., hereinafter referred to as "Lessee"), for approximately 52,680 net rentable square feet of office space commonly referred to as Suite 100 of the NationsBank Building, 303 West Wall, Midland, Texas 79701 (hereinafter referred to as the "Leased Premises"), and

WHEREAS, it is the mutual desire of Lessor and Lessee to amend the above referenced Office Lease Agreement to delete in its entirety Article 16 titled "Right o First Refusal", and

NOW, THEREFORE, for the mutual benefit of Lessor and Lessee and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree:

The Office Lease Agreement is hereby amended such that the entire contents and terms of Article 16 - Right of First Refusal of the Office Lease Agreement is deleted therefrom and of no further force and effect.

FURTHERMORE, it is agreed that this Second Addendum to Office Lease Agreement shall be effective on the 1st day of January, 2000, and

EXCEPT as stated above, all other covenants, terms and conditions of the original Lease Agreement and the Addendum to Lease Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, said parties have hereunto set their hands this 31st day of December, 1999.


LESSOR:

PNRC Properties L.P.
By:      Pioneer Natural Resources USA, Inc.
         General Partner


By:               /s/ Danny F. Barker
         -----------------------------------
Name:             Dany F. Barker
         -----------------------------------
Date:             12/31/1999
         -----------------------------------

LESSEE:

Bank of America, N.A.


By:               /s/ Robert J. Michalewiez
         -----------------------------------
Name:             Robert J. Michalewiez
         -----------------------------------
Date:             12/22/1999
         -----------------------------------

                        THIRD ADDENDUM TO LEASE AGREEMENT

STATE OF TEXAS             X
                                        KNOW ALL MEN BY THESE PRESENTS
COUNTY OF MIDLAND          X

REFERENCE is hereby made to that certain Office Lease Agreement dated the 30th day of September, 1992, Addendum to Lease Agreement dated the 28th day of November, 1994 and Second Addendum to Lease Agreement dated the 31st day of December, 1999 by and between PNRC Properties L.P. now known to all as TCTB Partners, Ltd, (hereinafter referred to as "Landlord"), and Bank of America, N.A. successor in interest to NationsBank, N.A., (hereinafter referred to as "Tenant"), whose address for purposes hereof 303 West Wall, Suite 100 Midland, Texas 79701, (hereinafter referred to as the "Leased Premises"), and

NOW THEREFORE, it is the mutual desire of Landlord and Tenant to amend the above referenced Lease Agreement and addendums to extend the term of the lease for 5 years beginning January 15th, 2003 and ending January 14, 2008, and

FURTHERMORE, it is agreed that the original monthly rental shall be amended as follows:

         Base Rent:                Annual                     $590,651.00
                                   Monthly                    $ 49,220.92

         Base Rent Motor Bank:     Annual                     $ 91,200.00
                                   Monthly                    $  7,600.00
                                   Monthly Exp. Escalation    $  4,166.78
                                                              -------------

                                   Total Monthly Rent         $ 60,987.70

EXCEPT as stated above, all other covenants, terms and conditions of the original Lease Agreement and the Addendum to Lease Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, said parties have hereunto set their hands this ____ day of ____6th____, 2003.

LANDLORD:

TCTB Partners, Ltd.


By:               /s/ Jon Morgan
         ---------------------------------------------------------
Name:             Jon M. Morgan, President of TCTB Co., Inc., G.P.
         ---------------------------------------------------------
Date:             3/6/03
         ---------------------------------------------------------

TENANT:

Bank of America, N.A.


By:               /s/ Anita Murrell
         --------------------------------------------
Name:             Annita Murrel
         --------------------------------------------
Date:             3/3/03
         --------------------------------------------